AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 21, 1997
                                              REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                  ------------

                                   FORM  S - 8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  ------------

                          TENET HEALTHCARE CORPORATION
           (Exact name of registrant as specified in it charter)

               NEVADA                           95-2557091
 (State or other jurisdiction of              (I.R.S. employer
  incorporation or organization)             identification no.)

                                3820 STATE STREET
                         SANTA BARBARA, CALIFORNIA 93105
                                 (805) 563-7000
               (Address including zip code, and telephone number,
        including area code of registrant's principal executive offices)

                              AMENDED AND RESTATED
                            1995 STOCK INCENTIVE PLAN
                            (Full title of the plan)

                                 SCOTT M. BROWN
                       SENIOR VICE PRESIDENT AND SECRETARY
                                3820 STATE STREET
                         SANTA BARBARA, CALIFORNIA 93105
                                 (805) 563-7000
                      (Name, address including zip code and
          telephone number, including area code, of agent for service)

                                  ------------

                         CALCULATION OF REGISTRATION FEE

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
                                            PROPOSED     PROPOSED
                                             MAXIMUM     MAXIMUM
                               AMOUNT       OFFERING    AGGREGATE    AMOUNT OF
 TITLE OF SECURITIES           TO BE        PRICE PER   OFFERING   REGISTRATION
  TO BE REGISTERED           REGISTERED      SHARE*       PRICE*       FEE
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
Common Stock, par value
$.075 per share. . . . .  20,000,000 shares   $30.4375  $608,750,000  $184,470

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     * Pursuant to Rule 457(h), these prices are estimated solely for the purpose of calculating the registration fee and are based upon the average of the high and low sales prices of the Registrant's Common Stock on the New York Stock Exchange on October 15, 1997.

     There also are registered hereunder such additional indeterminate number of shares as may be issued as a result of the adjustment provisions of the Amended and Restated 1995 Stock Incentive Plan.

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                                EXPLANATORY NOTE

     On February 23, 1996, Tenet Healthcare Corporation (the "Company") filed Registration Statement No. 333-01183 on Form S-8 in order to register with the Securities and Exchange Commission the 10,000,000 shares of the Company's common stock, par value $.075 per share (the "Common Stock") available for issuance under the Company's 1995 Stock Incentive Plan (the "Plan"). The contents of that Registration Statement are incorporated by reference herein. On December 18, 1996, the Executive Committee on behalf of the Board of Directors of the Company approved the Amended and Restated 1995 Stock Incentive Plan (the "Amended Plan"). The Amended Plan was approved by the Company's shareholders on January 28, 1997. The Amended Plan amended and restated the Plan in its entirety. Among other changes, the Amended Plan increased the number of shares of Common Stock available for issuance under the Amended Plan from 10,000,000 shares to 30,000,000 shares. This Registration Statement is filed in order to register with the Commission the 20,000,000 additional shares of Common Stock available for issuance under the Amended Plan.

EXHIBITS

Exhibit
Number              Description
-------             -----------
 5.       Opinion of Scott M. Brown.

10. Amended and Restated 1995 Stock Incentive Plan (Incorporated by reference to Annex D to the Proxy Statement/Prospectus, dated as of December 18, 1996, for the Company's Special Meeting of Shareholders held on January 28, 1997)

23.       Consents

          a.   Consent of KPMG Peat Marwick LLP

          b. Consent of Scott M. Brown (included in his opinion filed as Exhibit 5).

24.       Power of Attorney (included on page 2 of this Registration Statement).

                                   SIGNATURES

     Pursuant to the requirements of the 1933 Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Santa Barbara, State of California on October 21, 1997.

                                       TENET HEALTHCARE CORPORATION



                                       By:        /s/ Scott M. Brown
                                           --------------------------------
                                                     Scott M. Brown
                                                Senior Vice President


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears in this Registration Statement in any capacity hereby constitutes and appoints Jeffrey C. Barbakow, Raymond L. Mathiasen and Scott M. Brown, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the 1933 Act, this Registration Statement has been signed by the following persons in the capacities indicated on October 21, 1997.

                 Signature                                Title
                 ---------                                -----


         /s/ Jeffrey C. Barbakow               Chairman, Chief Executive
    -----------------------------------         Officer and Director
            Jeffrey C. Barbakow

                 Signature                                Title
                 ---------                                -----


        /s/ Michael H. Focht, Sr.                     President,
    -----------------------------------         Chief Operating Officer
          Michael H. Focht, Sr.                      and Director


            /s/ Trevor Fetter                Executive Vice President and
    -----------------------------------         Chief Financial Officer
              Trevor Fetter                  (Principal Financial Officer)


        /s/ Raymond L. Mathiasen               Senior Vice President and
    -----------------------------------        Chief Accounting Officer
          Raymond L. Mathiasen              (Principal Accounting Officer)


         /s/ Bernice B. Bratter                        Director
    -----------------------------------
           Bernice B. Bratter


          /s/ Maurice J. DeWald                        Director
    -----------------------------------
            Maurice J. DeWald


         /s/ Edward Egbert, M.D.                       Director
    -----------------------------------
           Edward Egbert, M.D.


           /s/ Raymond A. Hay                          Director
    -----------------------------------
             Raymond A. Hay


           /s/ Lester B. Korn                          Director
    -----------------------------------
             Lester B. Korn


        /s/ Richard S. Schweiker                       Director
    -----------------------------------
          Richard S. Schweiker

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                                  EXHIBIT INDEX

Exhibit
Number                        Description                                 Page
-------                       -----------                                 ----
  5.   Opinion of Scott M. Brown . . . . . . . . . . . . . . . . . . . .

 10. Amended and Restated 1995 Stock Incentive Plan (Incorporated by reference to Annex D to the Proxy Statement/Prospectus, dated as of December 18, 1996, for the Company's Special Meeting of
       Shareholders held on January 28, 1997)

 23.   Consents

       a.  Consent of KPMG Peat Marwick LLP . . . . . . . . . . . . . . .

       b.  Consent of Scott M. Brown (included in his opinion
           filed as Exhibit 5). . . . . . . . . . . . . . . . . . . . . .

 24.   Power of Attorney (included on page 2 of this Registration
       Statement) . . . . . . . . . . . . . . . . . . . . . . . . . . . .